EV Energy Partners Announces Promotion of Mark Houser to President and CEO

HOUSTON, TX — (MARKET WIRE) — 12/20/11 — EV Energy Partners, L.P. (NASDAQ: EVEP) today announced that Mark A. Houser has been promoted to President and Chief Executive Officer, effective January 1, 2012.  John B. Walker, Chairman and CEO since EVEP was founded in September 2006, will remain Executive Chairman.

Houser, 50, has served as President and Chief Operating Officer since EVEP’s creation.  He also serves as Executive Vice President and COO of EnerVest, Ltd., which owns the general partner of the general partner of EVEP.  Houser has more than 25 years of experience in the oil and gas industry, serving in a number of roles of increasing responsibility with Occidental Petroleum and Nexen (formerly Canadian Occidental).  He began his career with Kerr-McGee.  Houser earned a petroleum engineering degree from Texas A&M University and a MBA from Southern Methodist University.

"I am proud of our accomplishments, and appreciate Mark's leadership at EVEP," Walker said.  "Mark's long track record in acquisitions and company management make him the obvious choice to assume a larger management role at EVEP, providing me with more time to focus on long-term strategy."

(code #: EVEP/G)

SOURCE: EV Energy Partners, L.P.

EV Energy Partners, L.P., Houston
Michael E. Mercer, 713-651-1144

http://www.evenergypartners.com